Exhibit 99.1

Company Contact: John Longino Chief Financial Officer 215-701-9687 jlongino@cohenandcompany.com	Investors: KCSA Worldwide Jeffrey Goldberger 212.896.1249 jgoldberger@kcsa.com

ALESCO FINANCIAL INC. APPOINTS NEW INDEPENDENT AUDITOR

Philadelphia, Pennsylvania, November 6, 2006 – Alesco Financial Inc. (NYSE: AFN) announced today the appointment of Ernst & Young LLP as Alesco’s new independent auditor, replacing Hancock Askew & Co., LLP, who, on October 13, 2006, notified Alesco of its resignation effective as of the filing of Alesco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Alesco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 was filed on November 3, 2006. The engagement of Ernst & Young LLP remains subject to the execution of a definitive engagement letter.

The change of independent public accountants is not the result of any disagreement between Alesco and Hancock Askew & Co. on matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure.

About Alesco Financial Inc.

Alesco Financial Inc. is a specialty finance REIT headquartered in Philadelphia, Pennsylvania and trades on the New York Stock Exchange under the symbol “AFN”. Alesco is externally managed by Cohen & Company Management, LLC.

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Alesco cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained or implied in the forward-looking information.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Alesco to successfully execute its business plans or gain access to additional financing, the availability of additional loan portfolios for future acquisition, continued qualification as a REIT and the cost of capital. Additional factors that may affect future results are contained in Alesco’s filings with the SEC, which are available at the SEC’s web site www.sec.gov and Alesco’s web site www.alescofinancialtrust.com. Alesco disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

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2929 Arch Street 17th Floor Philadelphia, Pennsylvania 19104 215-701-9687